UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2007

__________

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26585	54-1811721
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

100 N. Wilkes-Barre Blvd. 4th Floor Wilkes-Barre, PA (Address of principal executive offices)		18702 (Zip code)

Registrant’s telephone number, including area code: (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 12, 2007, George Foreman Ventures LLC (“Ventures”), a subsidiary of George Foreman Enterprises, Inc., and KnowFat Franchise Company, Inc. (“KnowFat”) agreed to waive or amend certain unsatisfied conditions and consummate a previously contingent proposed transaction pursuant to which Ventures would grant KnowFat a limited license to use the name and likeness of George Foreman in connection with the promotion of restaurants operated by KnowFat and its franchisees, and would agree to perform or cause Mr. Foreman to perform certain services for KnowFat.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1	Services Agreement by and between KnowFat Franchise Company, Inc. and George Foreman Ventures LLC dated as of September 6, 2006 (portions omitted pursuant to request for confidential treatment).

10.2	Promotion License Agreement between KnowFat Franchise Company, Inc. and George Foreman Ventures LLC dated as of September 6, 2006.

10.3	Letter Agreement, dated June 12, 2007, between KnowFat Franchise Company, Inc. and George Foreman Ventures LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    June 14, 2007

    GEORGE FOREMAN ENTERPRISES, INC.

    By:  /s/ Jeremy Anderson
         Name: Jeremy Anderson
         Title:   Chief Financial Officer